EXHIBIT A
Joint Filing Statement
We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.
Date: February 16, 2010

INTERWEST PARTNERS IX, LP

		By:	InterWest Management Partners IX, LLC
its General Partner

		By:	/s/ W. Stephen Holmes

By:	/s/ Harvey B. Cash		Managing Director

Name:	Harvey B. Cash
INTERWEST MANAGEMENT PARTNERS IX, LLC
By:	/s/ Bruce A. Cleveland

Name:	Bruce A. Cleveland	By:	/s/ W. Stephen Holmes

Managing Director
By:	/s/ Christopher B. Ehrlich

Name:	Christopher B. Ehrlich	By:	/s/ Douglas A. Pepper
		Name:	Douglas A. Pepper
By:	/s/ Philip T. Gianos

Name:	Philip T. Gianos	By:	/s/ Thomas L. Rosch
		Name:	Thomas L. Rosch
By:	/s/ Linda S. Grais

Name:	Linda S. Grais	By:	/s/ Michael B. Sweeney

		Name:	Michael B. Sweeney
By:	/s/ W. Stephen Holmes

Name:	W. Stephen Holmes

By:	/s/ Nina S. Kjellson

Name:	Nina S. Kjellson

By:	/s/ Gilbert H. Kliman

Name:	Gilbert H. Kliman

By:	/s/ Khaled A. Nasr

Name:	Khaled A. Nasr

By:	/s/ Arnold L. Oronsky

Name:	Arnold L. Oronsky
Page 21 of 21 Pages